Exhibit 4.1

TRANSFERS RESTRICTED - SEE LEGENDS ON REVERSE

INCORPORATED UNDER THE LAWS OF THE

STATE OF NORTH CAROLINA

NUMBER

SHARES

BNC BANCORP

THIS CERTIFIES THAT AQUILINE BNC HOLDINGS LLC IS THE OWNER OF ONE MILLION EIGHT HUNDRED FOUR THOUSAND FIVE HUNDRED SIXTY SIX (1,804,566) SHARES OF THE CAPITAL STOCK OF BNC BANCORP, NO PAR VALUE PER SHARE, TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY ON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF THE DULY AUTHORIZED OFFICERS OF THIS CORPORATION HAVE HEREUNTO SUBSCRIBED THEIR NAMES AND CAUSED THE CORPORATE SEAL TO BE HERETO AFFIXED AT THIS 14TH DAY OF JUNE A.D. 2010

SECRETARY

CHIEF EXECUTIVE OFFICER

SHARES

NO PAR VALUE

EACH.

© GOES N 1

THE CORPORATION WILL FURNISH IN WRITING WITHOUT CHARGE TO EACH SHAREHOLDER OF THE CORPORATION WHO SO REQUESTS THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF SHARES OF THE CORPORATION AND THE VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH SERIES THEREOF THE BOARD OF DIRECTORS OF THE CORPORATION HAS THE AUTHORITY TO DETERMINE THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS (INCLUDING ANY QUALIFICATIONS, CONDITIONS, OR RESTRICTIONS) APPLICABLE TO FUTURE CLASSES OF SHARES OF THE CORPORATION AND VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS FOR FUTURE SERIES OF SHARES WITHIN ANY CLASS OF THE CORPORATION’S SHARES.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OF PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, EFFECTIVE AS OF THE EFFECTIVENESS THEREOF.

CERTIFICATE

FOR 1,804,566

SHARES

CAPITAL STOCK

BNC BANCORP

ISSUED TO

AQUILINE BNC HOLDINGS LLC

DATED

JUNE 14, 2010